Exhibit 99.1

Bicycle Therapeutics plc

2024 Inducement Plan

Approved by the Board: July 24, 2024

1.            General.

(a)            Eligible Award Recipients. The only persons eligible to receive grants of Awards under this Plan are individuals who satisfy the standards for inducement grants under Nasdaq Marketplace Rule 5635(c)(4) or 5635(c)(3), if applicable, and the related guidance under Nasdaq IM 5635-1. A person who previously served as an Employee or Director will not be eligible to receive Awards under the Plan, other than following a bona fide period of non-employment. Persons eligible to receive grants of Awards under this Plan are referred to in this Plan as “Eligible Employees.” These Awards must be approved by either a majority of the Company’s “Independent Directors” (as such term is defined in Nasdaq Marketplace Rule 5605(a)(2)) (“Independent Directors”) or the Company’s compensation committee, provided such committee is comprised solely of Independent Directors of the Company (the “Independent Compensation Committee”) in order to comply with the exemption from the shareholder approval requirement for “inducement grants” provided under Rule 5635(c)(4) of the Nasdaq Marketplace Rules. Nasdaq Marketplace Rule 5635(c)(4) and the related guidance under Nasdaq IM 5635-1 (together with any analogous rules or guidance effective after the date hereof, the “Inducement Award Rules”).

(b)           Available Awards. The Plan provides for the grant of the following types of Awards: (i) Nonstatutory Share Options; (ii) Share Appreciation Rights; (iii) Restricted Share Unit Awards; (iv) Performance Share Awards; (v) Performance Cash Awards; and (vi) Other Share Awards.

(c)           Purpose. The Plan, through the granting of Awards, is intended to (i) provide a material inducement for certain individuals to enter into employment with the Company or an Affiliate within the meaning of Rule 5635(c)(4) of the Nasdaq Marketplace Rules, (ii) help the Company and any Affiliate secure and retain the services of Eligible Employees, (iii) provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate, and (iv) provide a means by which such persons may benefit from increases in value of Shares.

2.            Administration.

(a)           Administration by Board. The Board will administer the Plan; provided, however, that Awards may only be granted by either (i) a majority of the Company’s Independent Directors or (ii) the Independent Compensation Committee. Subject to those constraints and the other Inducement Award Rules, the Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c). References to “the Board” or “the Committee” in the Plan shall be construed to mean either a majority of the Company’s Independent Directors or the Independent Compensation Committee to the extent necessary to comply with the Inducement Award Rules.

(b)           Powers of Board. The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan and the Inducement Award Rules:

(i)            To determine (A) who will be granted Awards, (B) when and how each Award will be granted, (C) what type of Award will be granted, (D) the provisions of each Award (which need not be identical), including when a Participant will be permitted to exercise or otherwise receive Shares or cash under the Award, (E) the number of Shares subject to, or the cash value of, an Award, and (F) the Fair Market Value applicable to an Award; provided, however, that Awards may only be granted by either (i) a majority of the Company’s Independent Directors or (ii) the Independent Compensation Committee.

(ii)          To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards. The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.

(iii)         To settle all controversies regarding the Plan and Awards granted under it.

(iv)          To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or at which Shares or cash may be issued in settlement thereof).

(v)           To suspend or terminate the Plan at any time. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no suspension or termination of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vi)          To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to certain nonqualified deferred compensation under Section 409A of the Code and/or ensuring that the Plan and Awards are exempt from or compliant with the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law. Except as otherwise provided in the Plan (including Section 2(b)(viii)) or an Award Agreement, no amendment of the Plan will materially impair a Participant’s rights under an outstanding Award without the Participant’s written consent.

(vii)        To submit any amendment to the Plan for shareholder approval if required by applicable law or listing requirements.

(viii)       To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more outstanding Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion (including, without limitation, Section 2(e) below); provided, however, that except as otherwise provided in the Plan (including this Section 2(b)(viii)) or an Award Agreement, no amendment of an outstanding Award will materially impair a Participant’s rights under such Award without his or her written consent.

Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its sole discretion, determines that the amendment, taken as a whole, does not materially impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any outstanding Award or the Plan (subject to Section 2(e) below), or may suspend or terminate the Plan, without the affected Participant’s consent, (A) to clarify the manner of exemption from, or to bring the Award or the Plan into compliance with, Section 409A of the Code, (if applicable) or (B) to comply with other applicable laws or listing requirements.

(ix)          Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Awards.

(x)            To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Eligible Employees who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(xi)          To prohibit the exercise of any Option, SAR or other exercisable Award during a period of up to sixty (60) days prior to or after the consummation of any pending share dividend, share split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to shareholders, or any other change affecting the Shares or the share price of the Shares including any Transaction, for reasons of administrative convenience.

(c)            Delegation to Committee.

(i)            General. Subject to the Inducement Award Rules, the Board may delegate some or all of the administration of the Plan to a Committee or Committees. If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable). Any delegation of administrative powers will be reflected in resolutions or the charter of the Committee (or subcommittee), not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable). The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee. The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.

(ii)          Rule 16b-3 Compliance. To the extent an Award is intended to qualify for the exemption from Section 16(b) of the Exchange Act that is available under Rule 16b-3, the Award will be granted by a Committee that consists solely of two or more Non-Employee Directors, as determined in accordance with Rule 16b-3 and thereafter, any action establishing or modifying the terms of the Award will be approved by a Committee meeting such requirements to the extent necessary for such exemption to remain available.

(d)           Effect of Board’s Decision. All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.

(e)           Cancellation and Re-Grant of Awards. Neither the Board nor any Committee will have the authority to (i) reduce the exercise or strike price of any outstanding Option or SAR or (ii) cancel any outstanding Option or SAR that has an exercise or strike price (per Share) greater than the then-current Fair Market Value of the Shares in exchange for cash or other Awards under the Plan, unless the shareholders of the Company have approved such an action within 12 months prior to such an event.

(f)            Dividend Equivalents. Dividend equivalents may be paid or credited in respect of Shares covered by an Award (other than Options or Share Appreciation Rights), as determined by the Board and contained in the applicable Award Agreement. At the sole discretion of the Board, such dividend equivalents may be converted into additional Shares covered by the Award in such manner as determined by the Board. Any additional Shares covered by the Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Award Agreement to which they relate.

3.             Shares Subject to the Plan.

(a)           Share Reserve.

(i)           Subject to Section 3(b) and any adjustments necessary to implement any Capitalization Adjustments, the aggregate number of Shares that may be issued pursuant to Awards from and after the Effective Date will not exceed 1,500,000 Shares (the “Share Reserve”).

(ii)          For clarity, the Share Reserve is a limit on the number of Shares that may be issued pursuant to the Plan. Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a). Shares may be issued pursuant to Share Awards in connection with a merger or acquisition as permitted by Nasdaq Listing Rule 5635(c) or, if applicable, NYSE Listed Company Manual Section 303A.08, NYSE American Company Guide Section 711 or other applicable rule (any such Share Award, an “Acquisition Award”), and such issuance will not reduce the number of Shares available for issuance under the Plan.

(b)            Reversion of Shares to the Share Reserve. If an Award or any portion thereof (i) expires or otherwise terminates without all of the Shares covered by such Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than Shares), such expiration, termination or settlement will not reduce (or otherwise offset) the number of Shares that may be available for issuance under the Plan. If any Shares issued pursuant to an Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such Shares in the Participant, then the Shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any Shares reacquired by the Company in satisfaction of tax withholding obligations on an Award or as consideration for the exercise or purchase price of an Award will again become available for issuance under the Plan.

(c)           Source of Shares. The Shares issuable under the Plan will be new Shares, treasury Shares or market purchase Shares.

4.             Eligibility.

(a)           Eligibility for Specific Awards. Awards may be granted only to Eligible Employees; provided, however, that Awards may not be granted to Eligible Employees who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the Shares underlying such Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction) or (ii) the Company, in consultation with its legal counsel, has determined that such Awards are otherwise exempt from or alternatively comply with Section 409A of the Code.

(b)           Approval Requirements. All Awards must be granted by either a majority of the Company’s Independent Directors or the Independent Compensation Committee in accordance with the Inducement Award Rules.

5.             Provisions Relating to Options and Share Appreciation Rights.

(a)           Generally. Each Option or SAR Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. All Options will be Nonstatutory Share Options and, if certificates are issued, a separate certificate or certificates will be issued for Shares purchased on exercise. The terms and conditions of separate Option or SAR Agreements need not be identical; provided, however, that each Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions of this Section 5.

(b)            Term. No Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.

(c)           Exercise or Strike Price. The Board will establish each Option’s and SAR’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than the nominal value of a Share and for Participants who are subject to tax in the United States not less than 100% of the Fair Market Value on the grant date of the Option or SAR. Notwithstanding the foregoing, for Participants who are subject to tax in the United States, an Option or SAR may be granted with an exercise or strike price (per Share) less than 100% of the Fair Market Value of the Shares on the date the Award is granted if such Award is granted pursuant to an assumption of, or substitution for, another option or share appreciation right pursuant to a Transaction and in a manner consistent with the provisions of Section 409A of the Code (if applicable). Each SAR will be denominated in Share equivalents.

(d)           Payment of Exercise Price for Options. In order to exercise an Option, the Participant must provide notice of exercise to the Board in accordance with the procedures specified in the Option Agreement or otherwise provided by the Company. The Board has the authority to grant Options that do not permit all of the following methods of payment (or that otherwise restrict the ability to utilize certain methods) and to grant Options that require the consent of the Company to utilize a particular method of payment. The exercise price of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its sole discretion, by one or more of the methods of payment set forth below that are specified in the Option Agreement:

(i)           by cash (including electronic funds transfers), check, bank draft or money order payable to the Company;

(ii)          pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of the Shares subject to the Option, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds;

(iii)        by delivery to the Company (either by actual delivery or attestation) of Shares owned by the Participant free and clear of any liens, claims, encumbrances or security interests, which, when valued at their Fair Market Value on the exercise date, have a value sufficient to pay the exercise price, provided that (1) at the time of exercise the Shares are publicly traded, (2) any remaining balance of the exercise price not satisfied by such delivery is paid by the Participant in cash or other permitted form of payment, (3) such delivery would not violate any applicable law or agreement restricting the redemption of the Shares, (4) any certificated Shares are endorsed or accompanied by an executed assignment separate from certificate, and (5) such Shares have been held by the Participant for any minimum period necessary to avoid adverse accounting treatment as a result of such delivery;

(iv)          by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value on the exercise date that is sufficient to pay the aggregate exercise price, provided that (1) such Shares used to pay the exercise price, that are withheld to satisfy tax and/or social security withholding obligations, and that are delivered to the Participant as a result of such exercise will not be exercisable thereafter, and (2) any remaining balance of the exercise price not satisfied by such net exercise is paid by the Participant in cash or other permitted form of payment; or

(v)           in any other form of legal consideration that may be acceptable to the Board and permissible under applicable law.

(e)            Exercise and Payment of a SAR. To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Award Agreement evidencing such SAR. The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of Shares equal to the number of Share equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Share equivalents with respect to which the Participant is exercising the SAR on such date. The appreciation distribution may be paid in Shares, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Award Agreement evidencing such SAR.

(f)            Vesting. The total number of Shares subject to an Option or SAR may vest and become exercisable in periodic installments that may or may not be equal. The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of performance goals or other criteria) as the Board may deem appropriate. The vesting provisions of individual Options or SARs may vary. The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of Shares as to which an Option or SAR may be exercised.

(g)           Termination of Continuous Service for Cause. Except as explicitly otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service is terminated for Cause, the Participant’s Options and SARs will terminate and be forfeited immediately upon such termination of Continuous Service, and the Participant will be prohibited from exercising any portion (including any vested portion) of such Awards on and after the date of such termination of Continuous Service and the Participant will have no further right, title or interest in such forfeited Award, the Shares subject to the forfeited Award, or any consideration in respect of the forfeited Award.

(h)           Post-Termination Exercise Period Following Termination of Continuous Service for Reasons Other than Cause. Subject to Section 5(i), if a Participant’s Continuous Service terminates for any reason other than for Cause, the Participant may exercise his or her Option or SAR to the extent vested, but only within the twelve (12) month period following the date of termination of Continuous Service or, if applicable, such other period of time provided in the Award Agreement or other written agreement between a Participant and the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(b)). Following the date of such termination, to the extent the Participant does not exercise such Award within the applicable Post-Termination Exercise Period (or, if earlier, prior to the expiration of the maximum term of such Award), such unexercised portion of the Award will terminate, and the Participant will have no further right, title or interest in the terminated Award, the Shares subject to the terminated Award, or any consideration in respect of the terminated Award.

(i)            Restrictions on Exercise; Extension of Termination Date. A Participant may not exercise an Option or SAR at any time that the issuance of Shares upon such exercise would violate applicable law. Except as otherwise provided in the Award Agreement or other written agreement between a Participant and the Company, if a Participant’s Continuous Service terminates for any reason other than for Cause and, on the last business day of the applicable Post-Termination Exercise Period: (i) the exercise of the Participant’s Option or SAR would be prohibited solely because the issuance of Shares upon such exercise would violate applicable law, or (ii) the immediate sale of any Shares issued upon such exercise would violate the Company’s insider trading policy (including black-out periods) or a “lock-up” agreement undertaken in connection with an issuance of securities by the Company, then the applicable Post-Termination Exercise Period will be extended until the date that is thirty (30) days after the end of the legal prohibition, black-out period or lock-up agreement, as determined by the Company; provided, however, that in no event may such Award be exercised after the expiration of its maximum term (as set forth in Section 5(b)). Notwithstanding the foregoing, if a Participant, prior to the end of the term of an Option or SAR, violates the non-competition, non-solicitation, confidentiality or other similar restrictive covenant provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company or any of its Subsidiaries, the right of the Participant and the Participant’s transferees, as applicable, to exercise any Option or SAR issued to the Participant shall terminate immediately upon such violation, unless the Company otherwise determines. In addition, if, prior to the end of the term of an Option or SAR, a Participant is given notice by the Company or any of its Subsidiaries of the termination of the Participant’s Continuous Service by the Company or any of its Subsidiaries for Cause, and the effective date of such termination of Continuous Service is subsequent to the date of the delivery of such notice, the right of the Participant and the Participant’s transferees, as applicable, to exercise any Option or SAR issued to the Participant shall be suspended from the time of the delivery of such notice until the earlier of (i) such time as it is determined or otherwise agreed that the Participant’s Continuous Service will not be terminated for Cause as provided in such notice or (ii) the effective date of the Participant’s termination of Continuous Service by the Company or any of its Subsidiaries for Cause (in which case the right of the Participant and the Participant’s transferees, as applicable, to exercise any Option or SAR issued to the Participant will terminate immediately upon the effective date of such termination of Continuous Service).

(j)            Non-Exempt Employees. If an Option or SAR is granted to an Eligible Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any Shares until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date). Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt employee dies or suffers a Disability, (ii) upon a Transaction in which such Option or SAR is not assumed, continued or substituted, (iii) a Change in Control, or (iv) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another written agreement between the Participant and the Company or an Affiliate, or, if no such definition, in accordance with the Company’s or Affiliate’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant. The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay. To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any Shares under any other Award will be exempt from the employee’s regular rate of pay, the provisions of this Section 5(j) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.

6.             Provisions of Awards Other than Options and SARs.

(a)           Restricted Share Unit Awards. Each Restricted Share Unit Award Agreement will be in such form and will contain such terms and conditions as the Board deems appropriate. The terms and conditions of separate Restricted Share Unit Award Agreements need not be identical; provided, however, that each Restricted Share Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the applicable Award Agreement or otherwise) the substance of each of the following provisions:

(i)           Consideration. At the time of grant of a Restricted Share Unit Award, a majority of the Company’s Independent Directors or the Independent Compensation Committee will determine the consideration, if any, to be paid by the Participant upon delivery of each Share subject to the Restricted Share Unit Award. The consideration to be paid (including payment of nominal value) by the Participant for each Share subject to a Restricted Share Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its sole discretion, and permissible under applicable law.

(ii)          Vesting. At the time of the grant of a Restricted Share Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Share Unit Award as it, in its sole discretion, deems appropriate.

(iii)         Payment. A Restricted Share Unit Award may be settled by the delivery of Shares, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Share Unit Award Agreement.

(iv)          Additional Restrictions. At the time of the grant of a Restricted Share Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the Shares (or their cash equivalent) subject to the Restricted Share Unit Award to a time after the vesting of the Restricted Share Unit Award.

(v)           Termination of Continuous Service. Except as otherwise provided in the applicable Restricted Share Unit Award Agreement or other written agreement between a Participant and the Company or an Affiliate, if a Participant’s Continuous Service terminates, any portion of the Participant’s Restricted Share Unit Award that has not vested as of the date of such termination will be forfeited upon such termination.

(b)           Performance Awards. With respect to any Performance Share Award or Performance Cash Award (each, a “Performance Award”), the Board will determine the length of any Performance Period, the performance goals to be achieved during the Performance Period, the other terms and conditions of such Performance Award, and the measure of whether and to what degree such performance goals have been attained. In addition, the Board retains the discretion to define the manner of calculating the performance goals it selects to use for a Performance Period. To the extent permitted by applicable law and set forth in the applicable Award Agreement, the Board may determine that cash or other property may be used in payment of Performance Awards. Performance Awards that are settled in cash or other property are not required to be valued in whole or in part by reference to, or otherwise based on, the Shares.

(c)           Other Share Awards. Other forms of Share Awards valued in whole or in part by reference to, or otherwise based on, Shares, including the appreciation in value thereof, may be granted either alone or in addition to Awards granted under Section 5 and this Section 6. Subject to the provisions of the Plan (including, but not limited to, Section 2(f)), a majority of the Company’s Independent Directors or the Independent Compensation Committee will have sole and complete authority to determine the persons to whom and the time or times at which such Other Share Awards will be granted, the number of Shares (or the cash equivalent thereof) to be granted pursuant to such Other Share Awards, and all other terms and conditions of such Other Share Awards.

7.             Covenants of the Company.

(a)           Availability of Shares. The Company will keep available at all times the number of Shares reasonably required to satisfy then-outstanding Awards.

(b)           Securities Law Compliance. The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan the authority required to grant Awards and to issue and sell Shares upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Award or any Shares issued or issuable pursuant to any such Award. If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that counsel for the Company deems necessary for the lawful issuance and sale of Shares under the Plan, the Company will be relieved from any liability for failure to issue and sell Shares upon exercise of such Awards unless and until such authority is obtained. A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Shares pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.

(c)           No Obligation to Notify or Minimize Taxes. The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising an Award. Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised. The Company has no duty or obligation to minimize the tax or social security consequences of an Award to the holder of such Award.

8.             Miscellaneous.

(a)           Use of Proceeds from Sales of Shares. Proceeds from the sale of Shares issued pursuant to Awards will constitute general funds of the Company.

(b)           Corporate Action Constituting Grant of Awards. Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant. In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action constituting the grant contain terms (e.g., exercise price, vesting schedule or number of Shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.

(c)           Shareholder Rights. No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any Shares subject to an Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of Shares under, the Award pursuant to its terms, and (ii) the issuance of the Shares subject to such Award has been entered into the books and records of the Company.

(d)           No Employment or Other Service Rights. Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause subject to applicable laws and the terms of the Employee’s employment agreement, if any, (ii) the service of a Director pursuant to the articles of association of the Company or an Affiliate, or (iii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.

(e)           Change in Time Commitment. In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company or any Affiliate is reduced (for example, and without limitation, if the Participant is an Employee and has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its sole discretion to (i) make a corresponding reduction in the number of Shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (ii) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such Award. In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.

(f)            Investment Assurances. The Company may require a Participant, as a condition of exercising or acquiring Shares under any Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that he or she is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Award and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Shares subject to the Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Shares. The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the Shares upon the exercise or acquisition of Shares under the Award has been registered under a then currently effective registration statement under the Securities Act or (B) as to any particular requirement, a determination is made by counsel for the Company that such requirement need not be met in the circumstances under the then applicable securities laws. The Company may, upon advice of counsel to the Company, place legends on share certificates issued under the Plan as such counsel deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Shares.

(g)           Withholding Obligations. Unless prohibited by the terms of an Award Agreement, the Company and its Affiliates may, in its sole discretion, satisfy any federal, state, local or foreign tax and social security withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii)  withholding Shares from the Shares issued or otherwise issuable to the Participant in connection with the Award; (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.

(h)           Electronic Delivery. Any reference herein to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).

(i)            Deferrals. To the extent permitted by applicable law, the Board, in its sole discretion, may determine that the delivery of Shares or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants. If applicable, deferrals by Participants will be made in accordance with Section 409A of the Code. Consistent with Section 409A of the Code (if applicable), the Board may provide for distributions while a Participant is still an employee or otherwise providing services to the Company or an Affiliate. The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(j)            Section 409A. If applicable, unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and, to the extent not so exempt, in compliance with Section 409A of the Code. If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance with Section 409A of the Code, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), if the Shares are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount under such Award that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months and one day following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment may be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six-month period elapses, with the balance paid thereafter on the original schedule.

(k)          Clawback/Recovery. All Awards granted under the Plan will be subject to recoupment in accordance with the Bicycle Therapeutics plc Incentive Compensation Recoupment Policy, any clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable law, and any other clawback policy that the Company adopts and maintains from time to time. In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including, but not limited to, a reacquisition right in respect of previously acquired Shares or other cash or property upon the occurrence of Cause. No recovery of compensation under such a clawback policy will be an event giving rise to a right to resign for “good reason” or “constructive termination” (or similar term) under any agreement with the Company or an Affiliate.

(l)            Transferability. Except as the Board may determine or provide in an Award Agreement or otherwise (to the extent not prohibited by applicable tax and securities laws), Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except on Participant’s death, and, during the life of the Participant, will be exercisable only by the Participant. Notwithstanding the foregoing, the Board may, in its sole discretion, permit transfer of an Award pursuant to a domestic relations order or in such other manner that is not prohibited by applicable tax and securities laws upon the Participant’s request and provided that the Participant and the transferee enter into a transfer agreement and other agreements as required by the Company.

(m)          Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to 180 following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

9.             Adjustments upon Changes in Shares; Other Transactions.

(a)           Capitalization Adjustments. In the event of a Capitalization Adjustment, the Board will appropriately and proportionately adjust: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a); and (ii) the class(es) and number of securities and price per Share subject to outstanding Awards. The Board will make such adjustments and its determination will be final, binding and conclusive.

(b)           Transactions. Subject to Section 9(c) below, in the event of a Transaction, the Board, on such terms and conditions as it deems appropriate, either by the terms of the applicable Award Agreement or by action taken prior to the occurrence of such Transaction (except that action to give effect to a change in applicable law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Board determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such Transaction or (z) give effect to such changes in applicable law or accounting principles:

(i)            To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero (as determined by the Board in its discretion), then the Award may be terminated without payment. In addition, such payments under this provision may, in the Board’s discretion, be delayed to the same extent that payment of consideration to the holders of Shares in connection with the Transaction is delayed as a result of escrows, earn outs, holdbacks or any other contingencies;

(ii)          To provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the Plan or the applicable Award Agreement;

(iii)         To provide that such Award shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the equity securities of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of securities and/or applicable exercise or purchase price, in all cases, as determined by the Board;

(iv)          To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of (1) the limitations on the maximum number of Shares which may be issued under the Plan pursuant to Section 3(a) and (2) the kind of securities which may be issued under the Plan) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v)           To replace such Award with other rights or property selected by the Board; and/or

(vi)          To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable Transaction.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants. The Board may take different actions with respect to the vested and unvested portions of an Award.

(c)           Change in Control. In the event of a Change in Control, outstanding and unvested Awards that are held by Participants whose Continuous Service has not terminated prior to the effective time of the Change in Control will vest in full effective immediately prior to the occurrence of such Change in Control. Any such Awards granted in the form of Options may be exercised immediately prior to the occurrence of such Change in Control or within such period thereafter not exceeding six (6) months as the Board shall determine. Any Options not exercised within such period shall lapse.

(d)           Appointment of Shareholder Representative. As a condition to the receipt of an Award under this Plan, a Participant will be deemed to have agreed that the Award will be subject to the terms of any agreement governing a Transaction involving the Company, including, without limitation, a provision for the appointment of a shareholder representative that is authorized to act on the Participant’s behalf with respect to any escrow, indemnities and any contingent consideration.

(e)           No Restriction on Right to Undertake Transactions. The grant of any Award under the Plan and the issuance of Shares pursuant to any Award does not affect or restrict in any way the right or power of the Company or the shareholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company, any issue of Shares or of options, rights or options to purchase Shares or of bonds, debentures, preferred or prior preference shares whose rights are superior to or affect the Shares or the rights thereof or which are convertible into or exchangeable for Shares, or the dissolution or liquidation of the Company, or any sale or transfer of all or any part of its assets or business, or any other corporate act or proceeding, whether of a similar character or otherwise.

10.            Termination or Suspension of the Plan.

(a)            Termination or Suspension. The Board may suspend or terminate the Plan at any time. No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.

(b)            No Impairment of Rights. Suspension or termination of the Plan will not materially impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan (including Section 2(b)(viii)) or an Award Agreement.

11.           Effective Date of Plan.

The Plan will become effective on the Effective Date.

12.           Governing Law and Jurisdiction.

The Plan and all Awards, including any non-contractual obligations arising in connection therewith, will be governed by and interpreted in accordance with the laws of England and Wales, disregarding any jurisdiction’s choice-of-law principles requiring the application of a jurisdiction’s laws other than that of England and Wales and the courts of England and Wales shall have exclusive jurisdiction to hear any dispute.

13.           Definitions. As used in the Plan, the following definitions will apply to the capitalized terms indicated below:

(a)            “ADSs” means American Depositary Shares, representing Ordinary Shares on deposit with a U.S. banking institution selected by the Company and which are registered pursuant to a Form F-6.

(b)            “Affiliate” means, at the time of determination, any “parent” or “subsidiary” of the Company as such terms are defined in Rule 405. The Board will have the authority to determine the time or times at which “parent” or “subsidiary” status is determined within the foregoing definition.

(c)            “Award” means (i) a Nonstatutory Share Option, (ii) a Share Appreciation Right, (iii) a Restricted Share Unit Award, (iv) a Performance Share Award, (v) a Performance Cash Award, or (vi) an Other Share Award.

(d)            “Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.

(e)            “Board” means the Board of Directors of the Company.

(f)            “Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Shares subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, share dividend, dividend in property other than cash, large nonrecurring cash dividend, share split, reverse share split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure or any similar equity restructuring transaction. Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.

(g)            “Cause” means (i) if a Participant is a party to a written employment or consulting agreement with the Company or any of its Subsidiaries or an Award Agreement in which the term “cause” is defined (a “Relevant Agreement”), “Cause” as defined in the Relevant Agreement, and (ii) if no Relevant Agreement exists, (A) the Board’s determination that the Participant failed to substantially perform the Participant’s duties (other than a failure resulting from the Participant’s Disability); (B) the Board’s determination that the Participant failed to carry out, or comply with any lawful and reasonable directive of the Board or the Participant’s immediate supervisor; (C) the occurrence of any act or omission by the Participant that could reasonably be expected to result in (or has resulted in) the Participant’s conviction, plea of no contest, plea of nolo contendere, or imposition of unadjudicated probation for any felony or indictable offense or crime involving moral turpitude; (D) the Participant’s unlawful use (including being under the influence) or possession of illegal drugs on the premises of the Company or any of its Subsidiaries or while performing the Participant’s duties and responsibilities for the Company or any of its Subsidiaries; or (E) the Participant’s commission of (or attempted commission of) an act of fraud, embezzlement, misappropriation, misconduct, or breach of fiduciary duty against the Company or any of its Subsidiaries.

(h)            “Change in Control” means and includes each of the following:

(i)           a Sale; or

(ii)          a Takeover.

The Board shall have full and final authority, which shall be exercised in its sole discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

Notwithstanding the foregoing or any other provision of this Plan, the term Change in Control shall not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company.

(i)            “Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.

(j)            “Committee” means a committee of one or more Independent Directors to whom authority has been delegated by the Board in accordance with Section 2(c).

(k)            “Company” means Bicycle Therapeutics plc, registered in England and Wales with company number 11036004, or any successor.

(l)            “Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services. However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan. Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person. Consultants are not eligible to receive Awards under the Plan with respect to their service in such capacity.

(m)            “Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated. A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant, or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board, in its sole discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate. For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service. To the extent permitted by law, the Board or the Chief Executive Officer of the Company, in that party’s sole discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or Chief Executive Officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate or their successors. Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s or Affiliate’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.

(n)            “Control” has the meaning given in section 995(2) of the UK Income Tax Act 2007, unless otherwise specified.

(o)            “Corporate Event” means any reorganisation, merger, consolidation, combination, amalgamation, scheme of arrangement, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Shares or other securities of the Company.

(p)            “Director” means a member of the Board. Directors are not eligible to receive Awards under the Plan with respect to their service in such capacity.

(q)            “Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than 12 months, as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(r)            “Effective Date” means July 24, 2024.

(s)            “Employee” means any person employed by the Company or an Affiliate. However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.

(t)            “Entity” means a corporation, partnership, limited liability company or other entity.

(u)            “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(v)            “Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary of the Company, (ii) any employee benefit plan of the Company or any Subsidiary of the Company or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary of the Company, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, (iv) an Entity Owned, directly or indirectly, by the shareholders of the Company in substantially the same proportions as their Ownership of shares of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than fifty percent (50%) of the combined voting power of the Company’s then outstanding securities.

(w)           “Fair Market Value” means, as of any date, the value of the Shares determined as follows:

(i)            If the Shares are listed on any established stock exchange or traded on any established market, the Fair Market Value of a Share will be, unless otherwise determined by the Board, the closing sales price for such Shares as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Shares) on the last date preceding such date during which a sale occurred, as reported in a source the Board deems reliable.

(ii)          Unless otherwise provided by the Board, if the Shares are not traded on a stock exchange but are quoted on a national market or other quotation system, the Fair Market Value of a Share will be the closing sales price for such Shares on the last date preceding such date during which a sale occurred, as reported in a source the Board deems reliable.

(iii)         In the absence of such markets for the Shares, the Fair Market Value of a Share will be determined by the Board in good faith and in a manner that complies with Section 409A of the Code.

(x)           “Non-Employee Director” means a Director who either (i) is not a current employee or officer of the Company or an Affiliate, does not receive compensation, either directly or indirectly, from the Company or an Affiliate for services rendered as a consultant or in any capacity other than as a Director (except for an amount as to which disclosure would not be required under Item 404(a) of Regulation S-K promulgated pursuant to the Securities Act (“Regulation S-K”)), does not possess an interest in any other transaction for which disclosure would be required under Item 404(a) of Regulation S-K, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(b) of Regulation S-K, or (ii) is otherwise considered a “non-employee director” for purposes of Rule 16b-3.

(y)            “Nonstatutory Share Option” means an option granted pursuant to Section 5 that does not qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

(z)            “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.

(aa)          “Option” means a Nonstatutory Share Option to purchase Shares granted pursuant to the Plan.

(bb)          “Option Agreement” means a written agreement between the Company and the holder of an Option evidencing the terms and conditions of an Option grant. Each Option Agreement will be subject to the terms and conditions of the Plan.

(cc)          “Other Share Award” means an award based in whole or in part by reference to the Shares which is granted pursuant to the terms and conditions of Section 6(c).

(dd)          “Other Share Award Agreement” means a written agreement between the Company and a holder of an Other Share Award evidencing the terms and conditions of an Other Share Award grant. Each Other Share Award Agreement will be subject to the terms and conditions of the Plan.

(ee)          “Ordinary Share” means an ordinary share in the capital of the Company.

(ff)            “Own,” “Owned,” “Owner,” “Ownership” A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.

(gg)          “Participant” means an Eligible Employee to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.

(hh)          “Performance Cash Award” means a cash award that may vest or become earned and payable contingent upon the attainment during a Performance Period of certain performance goals and which is granted under the terms and conditions of Section 6(c) pursuant to such terms as are approved by a majority of the Company’s Independent Directors or the Independent Compensation Committee.

(ii)            “Performance Period” means the period of time selected by a majority of the Company’s Independent Directors or the Independent Compensation Committee over which the attainment of one or more performance goals will be measured for the purpose of determining a Participant’s right to and the payment of a Performance Share Award or Performance Cash Award. Performance Periods may be of varying and overlapping duration, at the sole discretion of a majority of the Company’s Independent Directors or the Independent Compensation Committee.

(jj)            “Performance Share Award” means a Share Award that may vest or may be exercised contingent upon the attainment during a Performance Period of certain performance goals and which is granted under the terms and conditions of Section 6(c) pursuant to such terms as are approved by a majority of the Company’s Independent Directors or the Independent Compensation Committee.

(kk)        “Plan” means this Bicycle Therapeutics plc 2024 Inducement Plan, as may be amended from time to time.

(ll)           “Post-Termination Exercise Period” means the period following termination of a Participant’s Continuous Service within which an Option or SAR is exercisable, as specified in Section 5(h).

(mm)        “Restricted Share Unit Award” means a right to receive Shares which is granted pursuant to the terms and conditions of Section 6(a).

(nn)          “Restricted Share Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Share Unit Award evidencing the terms and conditions of a Restricted Share Unit Award grant. Each Restricted Share Unit Award Agreement will be subject to the terms and conditions of the Plan.

(oo)          “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.

(pp)          “Rule 405” means Rule 405 promulgated under the Securities Act.

(qq)          “Sale” means the sale of all or substantially all of the assets of the Company (in one transaction or a series of transactions).

(rr)          “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(ss)          “Section 409A Change in Control” means a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the Company’s assets, as provided in Section 409A(a)(2)(A)(v) of the Code and Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder).

(tt)            “Share” means an Ordinary Share, or the equivalent number of ADSs, with each ADS representing one (1) Ordinary Share.

(uu)          “Share Appreciation Right” or “SAR” means a right to receive the appreciation on Shares that is granted pursuant to the terms and conditions of Section 5.

(vv)           “Share Appreciation Right Agreement” or “SAR Agreement” means a written agreement between the Company and a holder of a Share Appreciation Right evidencing the terms and conditions of a Share Appreciation Right grant. Each Share Appreciation Right Agreement will be subject to the terms and conditions of the Plan.

(ww)         “Share Award” means any Award other than a Performance Cash Award.

(xx)          “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

(yy)          “Takeover” means if any person (or a group of persons acting in concert) (the “Acquiring Person”):

(i)            obtains Control of the Company as the result of making a general offer to:

(1)            acquire all of the issued ordinary share capital of the Company, which is made on a condition that, if it is satisfied, the Acquiring Person will have Control of the Company; or

(2)            acquire all of the shares in the Company which are of the same class as the Shares; or

(ii)          obtains Control of the Company as a result of a compromise or arrangement sanctioned by a court under Section 899 of the UK Companies Act 2006, or sanctioned under any other similar law of another jurisdiction; or

(iii)         becomes bound or entitled under Sections 979 to 985 of the UK Companies Act 2006 (or similar law of another jurisdiction) to acquire shares of the same class as the Shares; or

(iv)          obtains Control of the Company in any other way.

(zz)          “Transaction” means a Corporate Event or a Change in Control.